Exhibit 99.1

Agilysys Reports Unaudited Fiscal 2011 Third-Quarter

and Nine-month Results

•	Fiscal Year-to-Date Revenue Up 6.7% on Across-the-Board Increases in Sales
•	Company Remains Debt Free, with $45 Million Cash on Hand at December 31

CLEVELAND—February 2, 2011—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for its fiscal 2011 third quarter and nine months ended December 31, 2010.

Fiscal 2011 Third-Quarter Unaudited Results of Operations

Third-quarter fiscal 2011 consolidated net revenue increased $1.2 million to $217.0 million from $215.8 million in the prior year. Software and services sales grew 7.3% and 8.2%, respectively, while hardware revenue decreased 2.2% from the prior year. Revenue from the Company’s Hospitality Solutions and Technology Solutions groups grew 8.2% and 1.6%, respectively, from the prior-year third quarter, offsetting an 8.2% revenue decline in the Retail Solutions Group.

Third-quarter gross margin declined to 21.5% from 23.2% in the prior year third quarter, primarily due to lower vendor incentives and services margins.

“We are pleased with continued positive demand momentum and expect to report approximately 10% revenue growth this fiscal year. Our solution strategy showed continued success as the higher quarterly revenues reflect our initiatives to accelerate software and services volumes. In addition, our point of sale businesses, being hospitality and retail, continue to improve with our focus on increasing both proprietary content and cross selling,” said Martin Ellis, president and chief executive officer. “However, the positive traction in the market place was offset by lower gross margins, primarily due to lower vendor rebates.”

SG&A expenses in the fiscal 2011 third quarter were $44.9 million, of which $1.1 million relates to Guest360TM development costs that were capitalized in the fiscal 2010 third quarter and $0.7 million, associated with the Company’s ERP implementation, which will decrease significantly beginning in fiscal year 2012. Last year’s quarterly expenses of $40.5 million also included the benefit of a $1.6 million credit related to a litigation settlement.

The Company reported operating income for the quarter of $1.9 million, versus $8.6 million in last year’s third quarter. Adjusted EBITDA (defined as operating income plus depreciation and amortization), excluding asset impairment and restructuring charges, was $5.4 million for the quarter, compared with $12.6 million in the prior-year third quarter. (See reconciliation below.)

Agilysys reported net income of $2.0 million, or $0.08 per diluted share, for the fiscal 2011 third quarter, compared with net income of $13.6 million, or $0.59 per diluted share, in the previous year’s quarter.

“We have continued our aggressive investment in Guest360TM, our next generation hotel management system, which together with our previous investments in market-leading, complementary software solutions, including property management, point of sale and inventory and procurement, positions us very well for long-term success in the hospitality industry,” said Mr. Ellis.

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

Fiscal 2011 Nine-Month Unaudited Results of Operations

Consolidated net sales in the first nine months of fiscal 2011 increased 6.7% to $531.7 million, compared with the $498.5 million reported in the first nine months of fiscal 2010. Sales of hardware, software and services increased 3.7%, 20.2% and 9.4%, respectively, compared with the prior-year period. Revenue from the Company’s Hospitality Solutions, Technology Solutions and Retail Solutions groups grew 9.8%, 7.2% and 2.1%, respectively, from the first nine months of fiscal 2010.

Gross margin decreased to 22.8% in the first nine months, compared with 25.2% in the same year-ago period, due to the lower vendor incentives and competitive pricing pressure.

SG&A expenses were $128.4 million, compared with $125.3 million in the first nine months of the prior fiscal year. The increase is primarily attributable to non-capitalized ERP implementation expenses of $2.5 million, expensing of Guest360 development costs of $2.3 million and the absence of a $1.6 million benefit related to a litigation settlement in the current fiscal year. This was partially offset by lower acquisition-related intangibles amortization, which declined by $2.4 million.

For the nine-month period, the Company reported an operating loss of $7.5 million, compared with an operating loss of $0.6 million in the first nine months of fiscal 2010. Year to date, adjusted EBITDA, excluding asset impairment and restructuring charges, was $3.2 million, versus $13.0 million in the first nine months of the prior year. (See reconciliation below.)

For the first nine months of fiscal 2011, the net loss was $10.5 million, or a loss of $0.46 per share, versus the previous year’s net income of $4.0 million, or $0.18 per diluted share. Net income for the first nine months is decreased due to lower operating income, a decrease in other income of $3.7M due to the absence of a non-recurring gain and litigation settlement and higher income taxes related to a $3.8M charge for valuation allowance recognized in the first quarter of fiscal 2011.

Fiscal 2011 Business Outlook

“While year-to-date revenue and expenses have met our expectations, our bottom line results have been disappointing. Given the gross margin pressure we have faced, we are executing on $7 million in costs savings in the current quarter. These savings will position the Company for approximately break-even operating income on a go forward basis. As we move forward with our fiscal 2012 budgeting and planning process, we will develop more comprehensive profitability targets focused on materially improving our bottom line,” Ellis concluded.

The Company stated that it expects to generate consolidated revenue of $690 million to $710 million and adjusted EBITDA, excluding asset impairment and restructuring charges, of $3 million to $6 million in fiscal year 2011. Further, the Company expects to incur stock compensation of approximately $3.5 million and depreciation and amortization expense of $13.0 million to $13.5 million. Capital expenditures are anticipated to be $8 million to $9 million, of which $5 million is related to capitalized costs associated with the development of Guest360 and the implementation of the Company’s new Oracle ERP system.

Cash on hand is expected to be $60 million to $75 million as of March 31, 2011.

Conference Call Information

A conference call will be held today, February 2, 2011, at 11:00 a.m. ET to review unaudited third-quarter and nine-month fiscal 2011 results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

To be added to Agilysys’ e-mail distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences of MAK Capital’s shareholder-approved control share acquisition, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this release have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this release.

About Agilysys, Inc.

Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The Company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The Company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and Asia.

News releases and other information on Agilysys are available on the Internet at:

http://www.agilysys.com

–FINANCIAL STATEMENTS FOLLOW–

# # #

Contact:

Curtis Stout

Vice President and Treasurer

Agilysys, Inc.

440-519-8635

curtis.stout@agilysys.com

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per-share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales:
Products	$179,902	$181,459	$433,542	$408,750
Services	37,096	34,291	98,151	89,722

Total net sales	216,998	215,750	531,693	498,472
Cost of goods sold:
Products	153,041	152,310	367,052	333,644
Services	17,242	13,464	43,275	39,128

Total cost of goods sold	170,283	165,774	410,327	372,772

Gross margin	46,715	49,976	121,366	125,700
Selling, general and administrative expenses	44,850	40,501	128,388	125,341
Asset impairment charges	—	238	59	238
Restructuring charges	3	677	406	745

Operating (loss) income	1,862	8,560	(7,487)	(624)
Other (income) expenses:
Other income, net	(321)	(4,893)	(2,277)	(5,963)
Interest income	(21)	—	(61)	(27)
Interest expense	316	259	880	688

Income (loss) before income taxes	1,888	13,194	(6,029)	4,678
Income tax (benefit) expense	(110)	(410)	4,439	593

Income (loss) from continuing operations	1,998	13,604	(10,468)	4,085
Income (loss) from discontinued operations, net of taxes	—	3	—	(38)

Net income (loss)	$1,998	$3,607	$(10,468)	$4,047

Earnings per share – basic:
Income (loss) from continuing operations	$0.09	$0.60	$(0.46)	$0.18
Income (loss) from discontinued operations	—	—	—	—

Net income (loss)	$0.09	$0.60	$(0.46)	$0.18

Earnings per share – diluted:
Income (loss) from continuing operations	$0.08	$0.59	$(0.46)	$0.18
Income (loss) from discontinued operations	—	—	—	—

Net income (loss)	$0.08	$0.59	$(0.46)	$0.18

Weighted average shares outstanding
Basic	22,752,632	22,624,622	22,751,042	22,625,866
Diluted	23,553,660	23,170,992	22,751,042	23,010,272
Cash dividends per share	$—	$—	$—	$0.06

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED)

(In thousands)

	Three Months Ended December 31, 2010					Nine Months Ended December 31, 2010
	Reportable Segments					Reportable Segments
	HSG	RSG	TSG	Corp/ Other	Consolidated	HSG	RSG	TSG	Corp/ Other	Consolidated
Total net revenue	$24,340	$34,333	$158,325	$—	$216,998	$67,959	$86,827	$376,907	$—	$531,693
Gross margin	$13,345	$5,795	$27,575	$—	$46,715	$38,848	$17,012	$65,506	$—	$121,366
Gross margin percentage	54.8%	16.9%	17.4%		21.5%	57.2%	19.6%	17.4%		22.8%
Operating income (loss)	$1,955	$1,042	$6,987	$(8,122)	$1,862	$4,408	$3,889	$9,552	$(25,336)	$(7,487)
Other income, net	—	—	—	321	321	—	—	—	2,277	2,277
Interest expense, net	—	—	—	(295)	(295)	—	—	—	(819)	(819)

Income (loss) from continuing operations before income taxes	$1,955	$1,042	$6,987	$(8,096)	$1,888	$4,408	$3,889	$9,552	$(23,878)	$(6,029)

Non-cash charges:
Depreciation and amortization(1)	$1,045	$84	$1,046	$1,334	$3,509	$3,206	$246	$2,552	$4,216	$10,220
Asset impairment	—	—	—	—	—	59	—	—	—	59
Restructuring charges	—	—	—	3	3	—	—	—	406	406

Total	$1,045	$84	$1,046	$1,337	$3,512	$3,265	$246	$2,552	$4,622	$10,685

	Three Months Ended December 31, 2009					Nine Months Ended December 31, 2009
	Reportable Segments					Reportable Segments
	HSG	RSG	TSG	Corp/ Other	Consolidated	HSG	RSG	TSG	Corp/ Other	Consolidated
Total net revenue	$22,498	$37,384	$155,868	$—	$215,750	$61,875	$85,069	$351,528	$—	$498,472
Gross margin	$14,311	$7,415	$28,250	$—	$49,976	$38,089	$17,485	$70,888	$(762)	$125,700
Gross margin percentage	63.6%	19.8%	18.1%		23.2%	61.6%	20.6%	20.2%		25.2%
Operating income (loss)	$3,842	$2,694	$7,903	$(5,879)	$8,560	$5,446	$5,022	$10,938	$(22,030)	$(624)
Other income, net	—	—	—	4,893	4,893	—	—	—	5,963	5,963
Interest expense, net	—	—	—	(259)	(259)	—	—	—	(661)	(661)

Income (loss) from continuing operations before income taxes	$3,842	$2,694	$7,903	$(1,245)	$13,194	$5,446	$5,022	$10,938	$(16,728)	$4,678

Non-cash charges:
Depreciation and amortization(1)	$1,081	$49	$811	$1,201	$3,142	$3,308	$143	$5,579	$3,610	$12,640
Asset impairment charges	90	—	—	148	238	90	—	—	148	238
Restructuring charges	—	—	—	677	677	—	—	—	745	745

Total	$1,171	$49	$811	$2,026	$4,057	$3,398	$143	$5,579	$4,503	$13,623

(1)

Does not include the amortization of deferred financing fees totaling $131 and $126 for the three months ended December 31, 2010 and 2009, respectively; and, $393 and $346 for the nine months ended December 31, 2010 and 2009, respectively.

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts at December 31, 2010 are unaudited)

(In thousands, except share and per-share data)	December 31, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,263	$65,535
Accounts receivable, net	210,341	104,808
Inventories, net	22,528	14,446
Deferred income taxes – current, net	—	144
Prepaid expenses and other current assets	4,328	5,125
Income taxes receivable	10,150	10,394

Total current assets	292,610	200,452
Goodwill	50,522	50,418
Intangible assets, net	30,435	32,510
Deferred income taxes – non-current, net	—	899
Other non-current assets	18,356	18,175
Property and equipment, net	26,431	27,995

Total assets	$418,354	$330,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,124	$70,171
Deferred revenue	30,828	23,810
Accrued liabilities	24,754	17,183
Income taxes payable	262	—
Deferred income taxes – current, net	307	—
Capital lease obligations – current	581	311

Total current liabilities	205,856	111,475
Deferred income taxes – non-current, net	3,571	412
Other non-current liabilities	17,780	19,638
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,051,825 and 22,932,043 shares outstanding at December 31, 2010 and March 31, 2010, respectively	9,482	9,482
Treasury shares (8,555,006 at December 31, 2010 and 8,674,788 shares at March 31, 2010)	(2,567)	(2,602)
Capital in excess of stated value	(6,419)	(8,770)
Retained earnings	191,666	202,134
Accumulated other comprehensive loss	(1,015)	(1,320)

Total shareholders’ equity	191,147	198,924

Total liabilities and shareholders’ equity	$418,354	$330,449

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended December 31,
	2010	2009
Operating activities:
Net (loss) income	$(10,468)	$4,047
Add: Loss from discontinued operations	—	38

(Loss) income from continuing operations	(10,468)	4,085
Adjustments to reconcile net (loss) income from continuing operations to net cash (used for) provided by operating activities:
Gain on redemption of Company-owned life insurance policies	(2,065)	—
Gain on redemption of investment in The Reserve Fund’s Primary Fund	(147)	(2,505)
Asset impairment charges	59	238
Loss on the sale of securities	—	91
Depreciation	3,173	2,859
Amortization	7,440	10,127
Deferred income taxes	4,462	2,724
Stock-based compensation	2,625	1,709
Change in cash surrender value of Co.-owned life insurance policies	247	(671)
Changes in operating assets and liabilities:
Accounts receivable	(105,265)	(28,532)
Inventories	(8,071)	2,153
Accounts payable	78,802	94,417
Accrued and other liabilities	11,181	(21,064)
Income taxes receivable	(28)	(5,322)
Other changes, net	858	(878)
Other non-cash adjustments	1,184	1,686

Total adjustments	(5,545)	57,032

Net cash (used for) provided by operating activities	(16,013)	61,117
Investing activities:
Proceeds from The Reserve Fund’s Primary Fund	147	2,337
Proceeds from redemption of/borrowings against Company-owned life insurance policies	4,349	12,500
Additional investments in Company-owned life insurance policies	(1,015)	(1,494)
Proceeds from the sale of marketable securities	14	42
Additional investments in marketable securities	(2,101)	(45)
Purchase of property and equipment	(5,670)	(9,672)

Net cash (used for) provided by investing activities	(4,276)	3,668
Financing activities:
Floor plan financing agreement, net	—	(74,468)
Proceeds from borrowings under credit facility	15,325	5,000
Principal payments under credit facility	(15,325)	(5,000)
Debt financing costs	—	(1,520)
Issuance of common shares	—	33
Dividends paid	—	(1,360)
Principal payments under long-term obligations	(273)	(258)

Net cash used for financing activities	(273)	(77,573)
Effect of exchange rate changes on cash	290	775

Cash flows used for continuing operations	(20,272)	(12,013)
Cash flows of discontinued operations - operating	—	204

Net decrease in cash	(20,272)	(11,809)
Cash at beginning of period	65,535	36,244

Cash at end of period	$45,263	$24,435

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(Unaudited)

(In thousands)	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$1,998	$13,607	$(10,468)	$4,047
Plus:
Interest expense, net	295	259	819	661
Income tax expense	(110)	(410)	4,439	593
Depreciation and amortization expense (a)	3,509	3,142	10,220	12,640
Other income, net	(321)	(4,893)	(2,277)	(5,963)
(Income) loss from discontinued operations, net of tax	—	(3)	—	38

Adjusted EBITDA from continuing operations	5,371	11,702	2,733	12,016
Asset impairment charges	—	238	59	238
Restructuring charges	3	677	406	745

Adjusted EBITDA from continuing operations excluding asset impairment and restructuring charges	$5,374	$12,617	$3,198	$12,999

(a)	Depreciation and amortization expense excludes amortization of deferred financing fees, totaling $131 and $126 for the three months ended December 31, 2010 and 2009, respectively; and, $393 and $346 for the nine months ended December 31, 2010 and 2009, respectively, as such costs are already included in interest expense, net.

AGILYSYS, INC.    •     28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM